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                                                                    Exhibit 23.3

              Consent of Independent Certified Public Accountants

We consent to the use of our report dated March 6, 1998, with respect to the financial statements of CompScript, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is incorporated by reference in the Registration Statement (Form S-8) and related Prospectus of Omnicare, Inc. for the registration of 1,000,000 shares of its common stock.



                                    /s/ Ernst & Young LLP


West Palm Beach, Florida
January 31, 2000